UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

MAIN STREET BANKS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	000-25128	58-2104977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Lenox Road Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-3441

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 25, 2006, Main Street Banks, Inc. (the “Company”) amended its employment agreements with each of Robert R. Fowler, III (Vice Chairman of our banking subsidiary and Chairman of the Executive Committee of the Board of the Company), Samuel B. Hay III (President and Chief Executive Officer), and Edward C. Milligan (Chairman) to clarify the amount of certain payments payable to said officers and the other consideration to be received under their employment agreements in the event of a termination of each agreement.

Item 8.01. Other Events.

On May 25, 2006, the shareholders of Company approved at a special shareholders meeting the Agreement and Plan of Merger, dated as of December 14, 2005, between the Company and BB&T Corporation (“BB&T”) providing for the merger of the Company with and into BB&T (the “Merger”). The Merger is expected to close on June 1, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 –	Amendment of Employment Agreement by and between Main Street Banks, Inc. and Robert R. Fowler III, dated May 25, 2006

Exhibit 10.2 –	Amendment of Employment Agreement by and between Main Street Banks, Inc. and Samuel B. Hay III, dated May 25, 2006

Exhibit 10.3 –	Amendment of Employment Agreement by and between Main Street Banks, Inc. and Edward C. Milligan, dated May 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Banks, Inc.

May 25, 2006

	By:	/s/ Samuel B. Hay III
Samuel B. Hay III
President and Chief Executive Officer